CAM Reports 3rd Quarter Results

Net Income Increases 85% on 26% Revenue Increase

FOUNTAIN VALLEY, CA -- 08/07/2007 -- CAM Commerce Solutions, Inc. (NASDAQ: CADA) reported net income increased 85% for the three months ended June 30, 2007 to $1.3 million, or $0.30 per share, compared to $686,000, or $0.16 per share, for the same quarter of fiscal 2006. Total revenues increased 26% to $8.5 million for the three months ended June 30, 2007, compared to $6.8 million for the same period of fiscal 2006. This was primarily the result of a $1.5 million, or 55%, increase in the Company's X-Charge payment processing revenues to $4.3 million for the quarter, from $2.8 million in the 3rd quarter of fiscal 2006. Pre-tax profit margin on total revenues increased to a record 24% for the quarter ended June 30, 2007, compared to 17% for the same quarter in fiscal 2006.

Net income increased 67% for the nine months ended June 30, 2007 to $3.1 million, or $0.73 per share, compared to $1.8 million, or $0.44 per share, for the same period of fiscal 2006. Total revenues for the nine months ended June 30, 2007 increased 14% to $23.0 million, compared to $20.2 million for the nine months ended June 30, 2006. The increase was the result of a $3.4 million, or 45%, increase in X-Charge payment processing revenues for the nine months ended June 30, 2007 to $11.1 million, as compared to $7.7 million for the same period in fiscal 2006. Pre-tax profit margin increased to 21% for the nine months ended June 30, 2007, compared to 15% for the same period of fiscal 2006, which was also a result of the increase in high margin, recurring X-Charge payment processing revenues.

X-Charge Performance

During the third quarter of fiscal 2007, the number of new X-Charge payment processing accounts installed increased 55% to 1,601, as compared to 1,036 new accounts installed during the same quarter of fiscal 2006. As of June 30, 2007, the company had more than 11,000 payment processing accounts representing approximately $3.3 billion in annual payment processing volume.

Dividend Declared

The Board of Directors has declared a quarterly cash dividend of $0.24 per outstanding share for this quarter's results, to be paid on October 15, 2007 to shareholders of record on October 5, 2007. This is a 60% increase over the $0.15 per share dividend declared for the results of the third quarter of last fiscal year. Cash, cash equivalents and marketable securities increased by $1.1 million during the quarter, from $25.4 million on March 31, 2007 to $26.5 million, or $6.51 per outstanding share, on June 30, 2007. The company remains debt free.

"We had another very successful quarter as a result of the continued strong performance of our payment processing business combined with a strengthening of our systems business during the quarter," said Geoff Knapp, CEO. "While our X-Charge payments business continues to be our profit and revenue driver, our systems business, which is made up of both software and hardware sales, showed a positive revenue comparison during the quarter that helped us achieve a record 24% pre-tax profit margin for the quarter. We saw a 10% increase in software sales and a 3% increase in hardware sales during the quarter ended June 30, 2007, which resulted in a 4% overall increase in systems revenue compared to the third quarter of fiscal 2006. The recurring portion of our revenues, which is both service and X-Charge payment processing, was 68% of total revenues during the quarter, as compared to 61% for the same quarter of fiscal 2006."

Calculation of Cash and Marketable Securities Per Share

                                                             JUNE 30, 2007
                                                            ---------------
  Cash and cash equivalents                                 $    18,314,000
  Marketable available-for-sale securities                        8,169,000
                                                            ---------------
  Total cash and marketable securities (numerator)          $    26,483,000
                                                            ===============
  Shares outstanding (denominator)                                4,067,000
  Cash and marketable securities per share                  $          6.51

Conference Call

The company will be holding a conference call to discuss the quarterly results. The conference call will take place at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time), on Tuesday, August 7, 2007. Anyone interested in participating in the conference call should call 888-469-4228, if calling within the United States, or 480-629-9562, if calling internationally. There will be a playback available until August 14, 2007. To listen to the playback, please call 800-406-7325, if calling within the United States, or 303-590-3030, if calling internationally. Please use pin number 3763524 for the replay. The company will also have an updated investor presentation posted on its website at www.camcommerce.com.

About CAM Commerce Solutions

CAM Commerce Solutions designs, develops, markets, installs and services highly integrated retailing and payment processing solutions for small to medium size traditional and eCommerce businesses based on the company's open architecture software. These integrated solutions include credit and debit card processing, inventory management, point of sale, accounting, Internet sales, gift card and customer loyalty programs, and extensive management reporting. Payment processing services are provided on a transaction based business model. You can visit CAM Commerce Solutions at www.camcommerce.com.

Important Information

Certain statements made in this release, including those relating to the expectations of profitability and economic climates, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Words such as "will," "should," "believe," "expect," "anticipate," "outlook," "forecast," "optimistic," "feel," "potential," "continue," "intends," "goal," "plans," "estimates," "may," "seeks," "would," "future," "bright," "projected," and other similar expressions that predict or indicate future events or trends, or that are not statements of historical matters, identify forward-looking statements. Expectations concerning financial results for future quarters are not actual results and are based upon preliminary estimates, as well as certain assumptions management believes to be reasonable at this time. The performance of any one month or quarter may not be indicative of future performance, particularly given prevailing market and economic uncertainties. Investors should not rely upon forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors identified in CAM Commerce Solutions' filings with the Securities and Exchange Commission that could cause actual results to differ materially from management's expectations. The company does not undertake any duty to update the forward-looking statements, which speak only as of the date of this release.

                   CAM COMMERCE SOLUTIONS, INC.
             UNAUDITED CONDENSED STATEMENTS OF INCOME
               (In thousands, except per share data)

                                    THREE MONTHS ENDED  NINE MONTHS ENDED
                                    ------------------  ------------------
                                    JUNE 30   JUNE 30   JUNE 30   JUNE 30
                                      2007      2006      2007      2006
                                    --------  --------  --------  --------
REVENUES
  Net payment processing revenues   $  4,322  $  2,792  $ 11,129  $  7,694
  Net hardware, software and
   installation revenues               2,755     2,651     7,616     8,563
  Net service revenues                 1,421     1,327     4,272     3,982
                                    --------  --------  --------  --------
Total net revenues                     8,498     6,770    23,017    20,239
COSTS AND EXPENSES
  Cost of payment processing
   revenues                              191       129       502       373
  Cost of hardware, software and
   installation revenues               1,287     1,395     3,705     4,568
  Cost of service revenues               643       633     1,919     1,834
                                    --------  --------  --------  --------
Total cost of revenues                 2,121     2,157     6,126     6,775
Selling, general and administrative
 expenses                              4,288     3,351    11,791    10,010
Research and development expenses        398       385     1,178     1,148
Interest income                         (329)     (250)     (944)     (679)
                                    --------  --------  --------  --------
Total costs and expenses               6,478     5,643    18,151    17,254
                                    --------  --------  --------  --------
Income before provisions for income
 taxes                                 2,020     1,127     4,866     2,985
Provisions for income taxes              753       441     1,777     1,140
                                    --------  --------  --------  --------
Net income                          $  1,267  $    686  $  3,089  $  1,845
                                    ========  ========  ========  ========

Basic net income per share          $   0.31  $   0.17  $   0.77  $   0.47
                                    ========  ========  ========  ========

Diluted net income per share        $   0.30  $   0.16  $   0.73  $   0.44
                                    ========  ========  ========  ========

Shares used in computing basic net
 income per share                      4,050     3,932     4,017     3,890

Shares used in computing diluted
 net income per share                  4,241     4,180     4,217     4,148

                    CAM COMMERCE SOLUTIONS, INC.
                     CONDENSED BALANCE SHEETS
                (In thousands, except per share data)

                                                  JUNE 30     SEPTEMBER 30
                                                    2007          2006
                                                ------------- ------------
                                                (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                     $      18,314 $     15,196
  Marketable available-for-sale securities              8,169        8,457
  Accounts receivable, net                              2,604        1,936
  Inventories                                             243          391
  Deferred income taxes                                   633          991
  Other current assets                                    198          138
                                                ------------- ------------
Total current assets                                   30,161       27,109

Deferred income taxes                                      31           56
Property and equipment, net                               569          484
Intangible assets, net                                    536          445
Other assets                                               64           51
                                                ------------- ------------
Total assets                                    $      31,361 $     28,145
                                                ============= ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $         355 $        301
  Accrued compensation and related expenses             1,655        1,255
  Deferred service revenue and customer
   deposits                                             1,659        1,499
  Cash dividends payable                                  814          594
  Other accrued liabilities                               126          103
                                                ------------- ------------
  Total current liabilities                             4,609        3,752
Stockholders' equity:
  Common stock, $.001 par value; 12,000
    shares authorized, 4,067 shares issued and
    outstanding at June 30, 2007 and 3,961 at
    September 30, 2006                                      4            4
  Capital in excess of par value                       23,072       21,634
  Accumulated other comprehensive income (loss)             9           (6)
  Retained earnings                                     3,667        2,761
                                                ------------- ------------
  Total stockholders' equity                           26,752       24,393
                                                ------------- ------------
Total liabilities and stockholders' equity      $      31,361 $     28,145
                                                ============= ============

Contact:
Mathew Hayden
President
Hayden Communications, Inc.
858-704-5065

CAM Commerce Solutions, Inc.
17075 Newhope Street
Fountain Valley, CA 92708